EXHIBIT 23.1

            INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

We consent to the inclusion in this Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-123331) of our report dated March 9, 2005, except for Note 7, as to which the date is April 14, 2005, on our audit of the financial statements of Israel Technology Acquisition Corp. appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the heading "Experts" in such prospectus.


/s/ Marcum & Kliegman, LLP


Marcum & Kliegman, LLP
Melville, New York


June 9, 2005